NEW YORK LIFE INVESTMENTS FUNDS
NEW YORK LIFE INVESTMENTS FUNDS TRUST
NEW YORK LIFE INVESTMENTS VP FUNDS TRUST

(each a “Registrant” and collectively, the “Registrants”)

AMENDMENT TO AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 28th day of February 2025, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and MacKay Shields LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to the Amended and Restated Subadvisory Agreement, dated January 1, 2018, as amended (“Agreement”); and

WHEREAS, the Manager and the Subadvisor hereby wish to amend the Agreement in its entirety to reflect the following changes to each Registrant’s name as well as each series name:

Effective August 28, 2024:

Former Registrant Name	New Registrant Name
The MainStay Funds	New York Life Investments Funds
MainStay Funds Trust	New York Life Investments Funds Trust

Former Series Name	New Series Name
MainStay Income Builder Fund	NYLI Income Builder Fund
MainStay MacKay Arizona Muni Fund	NYLI MacKay Arizona Muni Fund
MainStay MacKay California Tax Free Opportunities Fund	NYLI MacKay California Muni Fund
MainStay MacKay Colorado Muni Fund	NYLI MacKay Colorado Muni Fund
MainStay MacKay Convertible Fund	NYLI MacKay Convertible Fund
MainStay MacKay High Yield Corporate Bond Fund	NYLI MacKay High Yield Corporate Bond Fund
MainStay MacKay High Yield Municipal Bond Fund	NYLI MacKay High Yield Muni Bond Fund
MainStay MacKay New York Tax Free Opportunities Fund	NYLI MacKay New York Muni Fund
MainStay MacKay Oregon Muni Fund	NYLI MacKay Oregon Muni Fund
MainStay MacKay Short Duration High Income Fund	NYLI MacKay Short Duration High Income Fund
MainStay MacKay Short Term Municipal Fund	NYLI MacKay Short Term Muni Fund
MainStay MacKay Strategic Bond Fund	NYLI MacKay Strategic Bond Fund
MainStay MacKay Strategic Municipal Allocation Fund	NYLI MacKay Strategic Muni Allocation Fund
MainStay MacKay Tax Free Bond Fund	NYLI MacKay Tax Free Bond Fund
MainStay MacKay Total Return Bond Fund	NYLI MacKay Total Return Bond Fund
MainStay MacKay Utah Muni Fund	NYLI MacKay Utah Muni Fund
MainStay MacKay U.S. Infrastructure Bond Fund	NYLI MacKay U.S. Infrastructure Bond Fund

Effective August 12, 2024:

Former Registrant Name	New Registrant Name
MainStay VP Funds Trust	New York Life Investments VP Funds Trust

Former Series Name	New Series Name
MainStay VP MacKay Convertible Portfolio	NYLI VP MacKay Convertible Portfolio
MainStay VP MacKay High Yield Corporate Bond Portfolio	NYLI VP MacKay High Yield Corporate Bond Portfolio
MainStay VP MacKay Strategic Bond Portfolio	NYLI VP MacKay Strategic Bond Portfolio
MainStay VP MacKay U.S. Infrastructure Bond Portfolio	NYLI VP MacKay U.S. Infrastructure Bond Portfolio

NOW, THEREFORE, the parties agree as follows:

(i) The names of the Trusts and the names of the funds and portfolios have been changed as set forth above.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers and attested effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Brian J. McGrady	By:	/s/ Kirk C. Lehneis
Name:	Brian J. McGrady	Name:	Kirk C. Lehneis
Title:	Director and Associate General Counsel	Title:	Senior Managing Director

MACKAY SHIELDS LLC

Attest:	/s/ Young Lee	By:	/s Rene A. Bustamante
Name:	Young Lee	Name:	Rene A. Bustamante
Title:	Senior Managing Director and General Counsel	Title:	Executive Managing Director and Chief Administrative Officer